UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2022

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On April 28, 2022, the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) appointed Steven Laub, age 63, to serve as a Class II director, effective immediately, and to stand for reelection at the Company’s annual meeting of stockholders to be held in 2023. In connection with Mr. Laub’s appointment, the Board resolved that the size of the Board shall be increased to nine members.

There are no arrangements or understandings between Mr. Laub and any other persons pursuant to which Mr. Laub was named a director of the Company. Mr. Laub does not have any family relationship with any of the Company’s directors or executive officers. Mr. Laub has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Mr. Laub was appointed to the Audit Committee and the Corporate Development Committee of the Board effective immediately.

As a non-employee director, Mr. Laub will receive compensation in the same manner as the Company’s other non-employee directors. Annually, non-employee directors receive a grant of restricted stock units of the Company equal in value to $170,000, with the exact number of shares based on the closing price at the time of grant. Mr. Laub will also receive standard cash retainers for his Board and committee service, as applicable.

The Company expects that Mr. Laub will enter into its standard director and officer indemnification agreement on the form that the Company enters into with its directors and officers.

In connection with Mr. Laub’s appointment to the Board and to rebalance the size of the Company’s two classes of directors, Meera Rao has moved from being a Class II director to a Class I director as approved by the Board, with Ms. Rao’s service on the Board continuing uninterrupted.

On May 4, 2022, the Company issued a press release announcing Mr. Laub’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

After giving effect to Mr. Laub’s appointment, the Audit Committee is composed of Meera Rao, as chair, Karen Rogge, Charles Kissner, and Steven Laub and the Corporate Development Committee is composed of Necip Sayiner, as chair, Emiko Higashi, and Steven Laub. Currently, our other three standing committees are the Compensation and Human Resources Committee, consisting of Eric Stang, as chair, Sanjay Saraf, and Necip Sayiner, the Corporate Governance / Nominating Committee, consisting of Emiko Higashi, as chair, Charles Kissner, and Eric Stang, and the Cyber Risk Committee, consisting of Sanjay Saraf, as chair, Charles Kissner, and Karen Rogge.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). There were 110,177,394 shares of the Company’s common stock outstanding as of March 2, 2022 (the “Record Date”), of which 96,409,457 shares were present and entitled to vote at the Annual Meeting, constituting 87.50% of the shares outstanding as of the Record Date. The proposals considered at the Annual Meeting, each of which passed, are described in detail in the Company’s 2022 Proxy Statement. The proposals and the vote with respect to each such matter are set forth below:

(i)	ITEM 1 : Election of three Class I directors for a term of two years expiring in 2024:

Name	For	Against	Abstain	Broker Non-Votes
Charles Kissner	85,232,501	2,505,370	27,515	8,644,071
Necip Sayiner	86,764,296	971,565	29,525	8,644,071
Luc Seraphin	86,996,135	739,927	29,324	8,644,071

(ii)	ITEM 2 : Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
93,815,439	2,530,593	63,425	—

(iii)	ITEM 3 : Advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
86,690,747	988,318	86,321	8,644,071

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 4, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022	Rambus Inc.

/s/ Keith Jones
Keith Jones, Vice President, Finance and Interim Chief Financial Officer